UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐         Definitive Proxy Statement

☐         Definitive Additional Materials

☒         Soliciting Material Pursuant to §240.14a-12

DESKTOP METAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒         No fee required.

☐         Fee paid previously with preliminary materials.

☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On July 3, 2024, the following email was sent to Desktop Metal, Inc. employees:

Good morning, Team DM.

Today is an exciting day for Desktop Metal, Nano Dimension, and our shared vision for the future of manufacturing.

Moments ago, we jointly announced that Nano Dimension and DM have reached a definitive agreement under which Nano Dimension will acquire all outstanding shares of Desktop Metal in an all-cash transaction. Financial details of the announcement can be found in our press release and SEC filings.

Transaction Overview

Today’s announcement cements our combined leadership in Additive Manufacturing for premium, industrial applications.

As you may know, Nano Dimension has a Massachusetts headquarters in Waltham, about 15 minutes away from Burlington, and is a leader in Additively Manufactured Electronics. It’s one of the best capitalized companies in our industry, with organic growth of 29% last year, an experienced leadership team, and a highly complementary technology portfolio.

Together, we view our combination as poised to deliver significant value creation from these expanded product offerings, deeper customer penetration, and a diversified global customer base. As the industry continues its shift toward production AM applications and growth slows in AM for prototyping, which is a highly saturated market, we are well situated for expansion with premium material applications. Together, our digital manufacturing technologies will span metal, electronics, casting, polymer, micro-polymer and ceramics applications.

For those of you following the news out of RAPID + TCT, you also might have heard discussion about the growing need for larger-scale companies in 3D printing so we might strengthen the top AM firms who are facing intensifying competition from other global regions. Our union will be a key driver of this scale and positions DM well into the future.

Words from Yoav Stern, CEO, Nano Dimension

“Our team at Nano Dimension and I personally share what I hope is mutual excitement for joining forces to cement our shared leadership in Additive Manufacturing. Soon, you will all have the chance to meet with the team at Nano, but in the meantime, I wanted to share a few thoughts with you all:

On behalf of everyone at Nano Dimension, we are thrilled to be part of Desktop Metal. Nano Dimension, like Desktop Metal, has an extensive history in bringing on new organizations to create even more impactful businesses. Approximately 80% of Nano’s teams and management are ex-members of other companies that have joined us since 2021. All of them as well as previous teams, bar none, are shareholders of Nano. The Nano Dimension of today is considerably different than only 2.5 years ago, and, more than anything, that is because of the new people that have joined over the years. This is to say, the Nano team welcomes you to now make Nano Dimension different in the future compared to what it is today.

Be Better. Be Inclusive. Be Humble. Be a Winning Team.

Together, we will drive significant value creation through our complementary product offerings, deeper customer penetration and a more diversified global customer base.

In addition to the strategic and financial benefits, this acquisition will provide significant opportunities for professional growth for both sets of employees as part of a larger and more diversified global company that includes enhanced R&D and innovation capabilities. The Nano leadership team and I look forward to meeting and working with you all. We are interested in you, and we wish for your families to like what you do and be participants with all of us, and we look forward for substantial mutual economical upside on a personal level, and as a group.”

Next Steps

As we go forward, it’s important to stay focused as we collectively work toward the closing of this transaction. Before the transaction closes (which we expect in the fourth quarter, subject to customary closing conditions, including the approval of the Desktop Metal shareholders and the receipt of certain governmental and regulatory approvals), we will begin the work on integration planning.

This is an exciting time, but we recognize it’s also a time of change, and we are committed to keeping you informed as we work to bring our companies together. Leadership from both companies will drive the integration planning and partner together to position the combined company for the future. We look forward to meeting with you all at a Town Hall later today at 11 a.m. ET where we’ll discuss the transaction and answer some of the questions that we know are top of mind.

We expect that today’s announcement will lead to increased interest in Desktop Metal from the media and our investors. It is important that the company speaks with one voice. If you receive questions from the media, please forward them to Sarah Webster at sarahwebster@desktopmetal.com. Inquiries from analysts or investors should be sent to DesktopMetalIR@icrinc.com.

We can’t wait to see what the future has in store for our combined company.

Sincerely,

Ric Fulop	Yoav Stern

Chairman and CEO	CEO

Desktop Metal	Nano Dimension

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements include statements relating to the proposed transaction between Desktop Metal and Nano, including statements regarding the benefits of the transaction and the anticipated timing of the transaction, and information regarding Desktop Metal’s business, including expectations regarding outlook and all underlying assumptions, Nano’s and Desktop Metal’s objectives, plans and strategies, information relating to operating trends in markets where Desktop Metal operates, statements that contain projections of results of operations or of financial condition and all other statements other than statements of historical fact that address activities, events or developments that Desktop Metal intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” “may,” “will,” “intends,” “projects,” “could,” “would,” “estimate,” “potential,” “continue,” “plan,” “target,” or the negative of these words or similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause Desktop Metal’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may cause Desktop Metal’s or Nano’s actual results or performance to be materially different from those expressed or implied in the forward-looking statements include, but are not limited to, (i) the ultimate outcome of the proposed transaction between Desktop Metal and Nano, including the possibility that Desktop Metal’s stockholders will reject the proposed transaction; (ii) the effect of the announcement of the proposed transaction on the ability of Desktop Metal to operate its business and retain and hire key personnel and to maintain favorable business relationships; (iii) the timing of the proposed transaction; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; (v) the ability to satisfy closing conditions to the completion of the proposed transaction (including any necessary stockholder approvals); (vi) other risks related to the completion of the proposed transaction and actions related thereto; (vii) those factors and risks described in Item 3.D “Key Information - Risk Factors,” Item 4 “Information on the Company”, and Item 5 “Operating and Financial Review and Prospects” in Nano’s Annual Report on Form 20-F for the year ended December 31, 2023 and Part 1, Item 1A, “Risk Factors” in Desktop Metal’s Annual Report on Form 10-K for the year ended December 31, 2023 and Part II, Item 1A, “Risk Factors” in Desktop Metal’s most recent Quarterly Reports on Form 10-Q, each filed with the SEC, and in Desktop Metal’s other filings with the SEC.

The forward-looking statements included in this communication are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Desktop Metal intends to file a proxy statement with the SEC. Desktop Metal may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that Desktop Metal may file with the SEC. The definitive proxy statement (if and when available) will be mailed to stockholders of Desktop Metal. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about Desktop Metal and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Desktop Metal will be available free of charge on Desktop Metal’s website at https://ir.desktopmetal.com/sec-filings/all-sec-filings.

Participants in the Solicitation

Desktop Metal, Nano and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Desktop Metal is set forth in Desktop Metal’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 23, 2024. Information about the directors and executive officers of Nano is set forth in Nano’s Annual Report on Form 20-F, which was filed with the SEC on March 21, 2024. Other information regarding persons why may be deemed to be participants in the solicitation of Desktop Metal’s stockholders in connection with the proposed transaction and any direct or indirect interests they may have in the proposed transaction will be set forth in Desktop Metal’s definitive proxy statement for its special meeting of stockholders when it is filed with the SEC.

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